EXHIBIT 99.1

Emerald Bioscience Raises approximately $7.0 Million in Upsized Registered Offering

Long Beach, CA, August 4, 2020 – Emerald Bioscience, Inc. (OTCQB: EMBI) (“Emerald”), a biopharmaceutical company focused on bioengineered cannabinoid-based therapeutics to address global medical indications, today announced that it has raised approximately $7.0 million in a registered offering of an aggregate of 116,666,668 units, each consisting of (i) one share of common stock (or common stock equivalent), and (ii) one warrant to purchase one share of common stock, at a purchase price of $0.06 per unit.  The warrants have an exercise price of $0.06 per share, are immediately exercisable, and expire five years following the date of issuance.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds of the offering were approximately $7.0 million, prior to deducting placement agent’s fees and other offering expenses payable by Emerald. Emerald plans to use the proceeds from the offering for general corporate purposes, including working capital.

The securities described above are being offered by Emerald pursuant to a registration statement on Form S-1 (File No. 333-239826) previously filed with and declared effective by the U.S. Securities and Exchange Commission ("SEC") on July 31, 2020, and an additional registration statement on Form S-1 (File No. 333-240226) filed pursuant to Rule 462(b), which became automatically effective on July 31, 2020, including a final prospectus filed with the SEC on August 3, 2020.  Electronic copies of the final prospectus relating to the offering may be obtained for free by visiting the SEC’s website at www.sec.gov or by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, by email at placements@hcwco.com or by telephone at 646-975-6996.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Emerald Bioscience, Inc.

Emerald Bioscience is a biopharmaceutical company headquartered in Long Beach, California, focused on the discovery, development, and commercialization of bioengineered cannabinoid-based therapeutics for significant unmet medical needs in global markets. With proprietary technology licensed from the University of Mississippi, Emerald is developing novel ways to deliver cannabinoid-based drugs for specific indications with the aim of optimizing the clinical effects of such drugs while limiting potential adverse events. Emerald's strategy is to clinically develop a number of proprietary biosynthetic compounds, alone or in combination with corporate partners.

For more information, visit www.emeraldbio.life

CONTACT

Elena Traistaru

Chief Financial Officer

Email: ella@emeraldbio.life

Phone: 949-480-9051

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding our product development and business strategy. Such statements and other statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, forward-looking statements can be identified by terminology including “anticipated,” “contemplates,” “goal,” “focus,” “aims,” “intends,” “believes,” “can,” “could,” “challenge,” “predictable,” “will,” “would,” “may” or the negative of these terms or other comparable terminology, and include, among others,  statements regarding the completion of the offering and the potential use of proceeds from the offering. We operate in a rapidly changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Emerald may make. Risks and uncertainties that may cause actual results to differ materially include, among others, market and other conditions, our capital resources, uncertainty regarding the results of future testing and development efforts and other risks that are described in the Risk Factors section of Emerald’s most recent annual or quarterly report filed with the Securities and Exchange Commission. Except as expressly required by law, Emerald disclaims any intent or obligation to update these forward-looking statements.